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                                                                    EXHIBIT 12.1

                         FINANCIAL FEDERAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

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
                                                                                   NINE MONTHS ENDED
                                               YEAR ENDED JULY 31,                     APRIL 30,
                                 -----------------------------------------------   -----------------
                                  1993      1994      1995      1996      1997      1997      1998
                                 -------   -------   -------   -------   -------   -------   -------
Fixed Charges
  Interest expense.............. $ 8,031   $ 9,886   $16,253   $19,271   $23,437   $16,698   $23,516
  Interest factor in rent (a)...     117       143       158       183       226       169       194
                                 -------   -------   -------   -------   -------   -------   -------
     Total...................... $ 8,148   $10,029   $16,411   $19,454   $23,663    16,892    23,710
                                 =======   =======   =======   =======   =======   =======   =======
Earnings before income taxes.... $ 7,925   $ 9,484   $11,572   $15,429   $20,987   $15,271   $20,152
Fixed charges...................   8,148    10,029    16,411    19,454    23,663    16,892    23,710
                                 -------   -------   -------   -------   -------   -------   -------
     Earnings, as adjusted...... $16,073   $19,513   $27,983   $34,883   $44,650   $32,163   $43,862
                                 =======   =======   =======   =======   =======   =======   =======
Ratio of Earnings to Fixed
  Charges.......................    1.97      1.95      1.70      1.79      1.89      1.90      1.85
                                 =======   =======   =======   =======   =======   =======   =======
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    (a) Estimated at one third of rent expense.